UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

COCA-COLA CONSOLIDATED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	COKE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2020, Coca-Cola Consolidated, Inc. (the “Company”) and its majority-owned subsidiary, Piedmont Coca-Cola Bottling Partnership (“Piedmont”), entered into a first amended and restated revolving credit loan agreement (the “Revolving Loan Agreement”), pursuant to which the Company may borrow, repay and reborrow up to $400 million pursuant to a revolving credit line provided by Piedmont in such amounts as the Company may from time to time request and as Piedmont may in its sole and absolute discretion make available for borrowing. Under the Revolving Loan Agreement, Piedmont has the right to reduce the amount the Company is permitted to borrow thereunder in its sole discretion from time to time.

Pursuant to the terms of the Revolving Loan Agreement, effective October 7, 2020, the revolving credit loan agreement, dated as of September 18, 2017, between the Company and Piedmont (and the related demand short-term promissory note) (together, the “Prior Revolving Loan Agreement”) was terminated and, commencing on such date, any outstanding principal balance under the Prior Revolving Loan Agreement is considered to be outstanding under, and governed by the terms of, the Revolving Loan Agreement.

Piedmont is a joint venture between the Company and The Coca-Cola Company in which the Company owns approximately 77.3%. The Company and The Coca-Cola Company formed Piedmont in 1993 to distribute and market nonalcoholic beverages primarily in portions of North Carolina and South Carolina. The Company provides a portion of the nonalcoholic beverage products that Piedmont distributes and markets to Piedmont at cost and receives a fee for managing the operations of Piedmont pursuant to a management agreement.

Loans made to the Company by Piedmont under the Revolving Loan Agreement are evidenced by the demand short-term promissory note (the “Note”) provided by the Company to Piedmont. The Revolving Loan Agreement terminates upon the first to occur of the following: (i) demand for payment in full of the amounts borrowed under the Revolving Loan Agreement is made by Piedmont, (ii) 30 days following the date on which written notice of termination is provided by either the Company or Piedmont to the other party or (iii) December 31, 2022, which date shall be automatically extended for an additional year on each anniversary thereof (unless the Revolving Loan Agreement is otherwise terminated prior thereto). Upon the termination of the Revolving Loan Agreement, the unpaid principal amounts borrowed thereunder, all accrued and unpaid interest thereon and all fees will be due and payable by the Company.

The Company is required to repay the unpaid principal amounts borrowed under the Revolving Loan Agreement, all accrued and unpaid interest thereon and all fees due and payable by the Company upon the demand of Piedmont made at any time in its sole and absolute discretion, and the Company has the option to repay at its election, in whole or in part, at any time and from time to time prior to any demand by Piedmont, any amounts borrowed under the Revolving Loan Agreement. In the event Piedmont reduces the amount the Company is permitted to borrow under the Revolving Loan Agreement and, as a result, the outstanding borrowings under the Revolving Loan Agreement exceed the reduced amount the Company is permitted to borrow thereunder, upon its receipt of notice from Piedmont, the Company is required to immediately prepay such excess amount to Piedmont.

The unpaid principal amounts borrowed under the Revolving Loan Agreement will bear interest (which will be adjusted monthly and computed on the basis of a year consisting of 365 days) during each fiscal month of the Company and Piedmont at a rate equal to the average rate for such month for commercial paper with a 30-day maturity which has been rated Al by Standard & Poor’s and P1 by Moody’s Investors Service. The Revolving Loan Agreement requires the Company to reimburse Piedmont upon demand for all reasonable expenses, including reasonable attorneys’ fees, incurred by Piedmont in the preparation, negotiation and execution of the Revolving Loan Agreement and the Note and in enforcing the Company’s obligations thereunder.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company has also agreed to provide financing to Piedmont up to $100 million under an agreement (the “Promissory Note”) that expires on December 31, 2020 with automatic one-year renewal periods. There are currently no amounts outstanding under the Promissory Note. Given that Piedmont is a consolidated subsidiary of the Company, the Company and Piedmont entered into the Revolving Loan Agreement and the Promissory Note to optimize efficient sourcing of capital for both parties.

The foregoing descriptions of the Revolving Loan Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure required by this Item 1.02 and included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description	Incorporated by Reference or Filed/Furnished Herewith

4.1	First Amended and Restated Revolving Credit Loan Agreement, dated as of October 7, 2020, by and between the Company and Piedmont Coca-Cola Bottling Partnership.	Filed herewith.

4.2	Form of Demand Short-Term Promissory Note (included in Exhibit 4.1 above).	Filed herewith.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: October 13, 2020	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary